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                                                                     EXHIBIT 4.1

                                                         DEBENTURE SERIAL NUMBER
                                                                  000195
                                                         -----------------------

                           ROYAL MORTGAGE CORPORATION

                  8 1/2 % CONVERTIBLE SENIOR DEBENTURE DUE 2000

                                                March 17, 1997

            Royal Mortgage Corporation, a Texas Corporation organized and existing under the laws of Texas of the United States of America (herein called the "Company"), for value received, hereby promises to pay to the order of ______________________________________________ or registered assigns the principal amount of One Hundred Thousand ($100,000.00) Dollars on March 31, 2000, in securities of the Company or in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal office of the Company, in Arlington, Texas, USA and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at said office, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, payable semi annually on October 1 and April 1 at the rate of eight and one half (8.5%) percent per annum until March 31, 2000. This Debenture may be converted in whole or in part at the election of either the Company or the Debenture Holder.


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            ss. 1. The Agreement; Security; Exchanges and Transfers of the
Debenture.

            ss. 1.1. The Agreement. This Debenture (herein called the "Debenture") is issued pursuant to a Subscription Agreement dated April 18, 1997 (herein called the "Agreement") between the Company and _______________________________________________ (Debenture Holder).

            ss. 1.2. Register; Transfer or Exchange of Debentures. The Company shall keep as its Company office maintained in Arlington, Texas a register in which the Company shall provide for the registration of Debentures and for the registration of transfer of Debentures.

            ss. 1.3. Loss, Theft, Destruction or Mutilation of Debentures. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture and, in the case of any such loss, theft or destruction, upon receipt of any indemnity bond in such reasonable amount as the Company may determine (or if such Debenture is held by the original Debenture Holder, of an unsecured indemnity agreement reasonably satisfactory to the Company) or, in the case of any such mutilation, upon surrender of an cancellation of such Debenture, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tender and unpaid principal amount and dated as of the date to which interest has been paid on the Debenture so lost, stolen, destroyed or mutilated.


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            ss. 1.4. Registered Holders. The Company may deem and treat the person in whose name any Debenture is registered as the absolute owner and holder of such Debenture for the purpose of receiving payment of the principal of and interest on such Debenture and for the purpose of any notices, waivers or consents thereunder, whether or not such Debenture shall be overdue, and the Company shall not be affected by notice to the contrary. Payments with respect to any Debenture shall be made only to the registered Debenture Holder thereof.

            ss. 2. Surrender of the Debenture.

            ss. 2.1. Surrender of Debentures. The Company may, as a condition of payment of all or any of the principal of, and interest on, this Debenture or its conversion, in whole or in part, require the Debenture Holder to present this Debenture for notation of such payment and, if this Debenture be paid in full or converted at the option of the Company as herein provided, require the surrender hereof.

            ss. 3. Covenants.

            ss. 3.1. To Pay Principal and Interest. The Company covenants and agrees that so long as this Debenture shall be outstanding it will pay principal and interest as herein provided and in accordance with the Company's agreement, with both the custodian, Boyd R. Branch, Attorney at Law and paying agent bank, Von Graffenried AG.


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            ss. 3.2. To Keep Books. The Company will keep proper books of record and accounts in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principals.

            ss. 3.3. Payment of Taxes; Corporate Existence; Maintenance of Properties. The Company will pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves (provided for and segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto;

                  (a) maintain and keep or cause to be maintained and kept its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times.


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            ss. 3.4. To Insure. The Company will maintain insurance in such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.

            ss. 4. Conversion of Debentures.

            ss. 4.1. Rights to Convert. The Company and/or the Debenture Holder shall have the right, exercisable at any time, to convert this Debenture into Common Stock of the Company as set forth in Section 4.2 below. The Company shall give forty-five (45) days written notice to the Debenture Holder hereof of such conversion and the Debenture Holder shall give forty-five (45) days written notice to the Company in order to convert.

            This Debenture shall be deemed to have been converted immediately prior to the close of business on the day the Company designates as the effective conversion day. At such time the rights of the Debenture Holder shall cease and the persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holders of such Common Stock at such time. The Company shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in ss. 4.3.

            ss. 4.2. Conversion Price. In the event the Company elects to convert this Debenture, the Holder will receive shares of Common Stock of the Company at a price equal to a twenty percent (20%) discount to the Initial Public Offering price.


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If, due to some unforseen circumstance(s), the Company is unable to complete an
Initial Public Offering of its shares prior to maturity of the Convertible Senior Debentures the Debenture Holder may, at his choosing, elect to; (1) redeem his Debentures or (2) convert his Debentures into shares of the private Company at a price per share equal to a 20% discount to the value of the shares of the private Company as determined by an independent arms length evaluation.

            ss. 4.3. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any Debentures. If more than one Debenture is converted the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debenture so converted. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Debenture, the Company shall pay a cash adjustment in respect of such fraction.

            ss. 4.4. Taxes on Conversion. The Company shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debenture pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Debenture to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.


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            ss. 4.5. Covenant as to Stock. The Company convenants that all shares of Common Stock which shall be issued upon conversion of Debentures shall be fully paid and nonassessable and, except as provided in ss. 4.4, the Company will pay all taxes, liens and charges, including any legal or accounting fees and expenses with respect to the issuance thereof.

            ss. 5. Senior Debt.

                  (a) "Senior Debt" means all indebtedness for principal and interest, including interest accruing during the period of any bankruptcy and other amounts payable, for money borrowed (but not trade debt or other accounts payable).

                  (b) The Company covenants and agrees, and each Debenture Holder, by his acceptance hereof likewise covenants and agrees that the payment of the principal of, interest and all other amounts payable on the Debentures shall be senior to any other debt of the Company in accordance with the provisions of this ss. 5 and each Debenture Holder, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                  (c) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Debt of the Company shall first be paid in cash or cash equivalents.


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                  (d) Upon any payment or distribution of assets or securities of the Company referred to in this ss. 5, the Debenture Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization preceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Debenture Holders for purpose of ascertaining the persons entitled to participate in such distribution, the Holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ss. 5.

                  (e) The provisions of this ss. 5 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of the Company.

            ss. 6. Events of Default.

            ss. 6.1. Events of Default. If one or more of the following events, herein called Events of Default, shall happen for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body) and be continuing:


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                  (a) Default shall be made in the payment of the principal of any Debenture, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                  (b) Default shall be made in the payment of any installment of interest on any Debenture according to its tenor when and as the same shall become due and payable and such default shall continue for a period of 30 days; or

                  (c) Default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in this Debenture and such default shall continue for a period of 30 days; or

                  (d) The Company shall be adjudicated a bankrupt or insolvent, or shall consent to the appointment of a receiver, trustee or liquidator of itself or of any material part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition or an answer seeking reorganization or arrangement in a proceeding under any bankruptcy law (as now or hereafter in effect) or any answer admitting the material allegation of a petition filed against the Company in any such proceeding, or shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or the Company or its directors or majority stockholders shall take action looking to the dissolution or liquidation of the Company; or


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                  (e) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of any material part of its property, and such receiver, trustee or liquidator shall not have been removed or discharged within 90 days thereafter, or any material part of the property of the Company shall, in any judicial proceeding, be sequestered and shall not be returned to the possession of the Company within 90 days thereafter; or

                  (f) A petition against the Company in a proceeding under any bankruptcy law (as now or hereinafter in effect) shall be filed and shall not be dismissed within 30 days after such filing, or, in case the approval of such petition by a court of competent jurisdiction is required, shall be filed and approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within 30 days thereafter, or if, under the provisions of any other similar law providing for reorganization or winding up of corporations and which may apply to the Company, any court of competent jurisdiction, custody or control of the Company or of any material part of its property and such jurisdiction, custody or control shall not be relinquished or terminated within 30 days thereafter; or

                  (g) The Company shall (1) be declared in default in the payment of principal or interest on any evidence of indebtedness for money borrowed (other than the Debentures) and such default shall continue for more than the period of grace, if any, therein specified, unless such default shall have been cured or waived prior to such indebtedness becoming or being declared to be due and payable prior to its stated maturity, or (2) default shall continue for more than the period of grace, if any, therein specified, or (3) default in the performance or observance of any other term,


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condition or agreement contained in any such evidence of indebtedness for money borrowed or in any agreement relating thereto if as a result of such default such evidence of indebtedness is declared to be due and payable prior to its stated maturity; then, in any such event, any registered holder or Debenture Holder may declare the Debenture or Debentures held by it or them to be immediately due and payable and upon such declaration the same shall become and be immediately due and payable, together with accrued interest thereon, anything in the Debentures to the contrary notwithstanding.

            ss. 6.2 Suits for Enforcement. In case any one or more of the Events of Default specified in ss. 6.1 shall happen and be continuing, each Debenture Holder which may, pursuant to the provisions of ss. 6.1, declare the Debenture or Debentures held by it to be immediately due and payable, may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture, such Debenture or in aid of the exercise of any power granted in this Debenture, such Debenture, or may proceed to enforce the payment of such Debenture or to enforce any other legal or equitable right of holder of such Debenture. If, pursuant to the provision of ss. 6.1 or of this ss. 6.2, the Debenture Holder shall demand payment thereof or take any action in respect of a default or an Event of Default, the Company will forthwith give written notice, addressed as provided in ss. 6.4, to the other Debenture Holders, specifying such action and the nature of the default or Event of Default. Nothing contained in the ss. 6.2 or in ss. 6.1 shall in any manner impair that absolute and unconditional right of each Debenture Holder to receive payment of the principal of and interest, on such Debenture when the same shall become due and payable in accordance with the terms thereof, and to institute suit for the enforcement of such payment.


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            ss. 6.3. Remedies Cumulative. No remedy herein conferred upon the
Debenture Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

            ss. 6.4 Remedies Not Waived. No course of dealing between the Company and any Debenture Holder shall operate as a waiver of any right of such Debenture Holder hereunder or under such Debenture, and no delay on the part of such Debenture Holder in exercising any right hereunder or thereunder shall so operate.

            ss. 7. Costs of Collection. In case of a default in the payment of any principal of or interest on this Debenture, the Company will pay to the Debenture Holder hereof such further amount as shall be sufficient to cover the costs and expenses of collection, including (without limitation) reasonable attorneys' fees.

            ss. 8. Legend. Each Debenture and share of Common Stock issued by the Company upon conversion hereof, shall bear the following legend:

                  "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or registered or qualified under the "blue sky" laws of any State. The securities may not be pledged, hypothecated, assigned, sold or transferred unless registered under that Act and registered or qualified under the blue sky laws as may be applicable or unless, in the opinion of counsel reasonably satisfactory to the Company, exemptions from such laws are available."


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            ss. 9. Covenants Bind Successors and Assigns. All covenants, stipulations, promises and agreements in this Debenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not. This Debenture may only be assigned by the Debenture Holder to affiliates of the Debenture Holder.

            ss. 10. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of Texas.

            ss. 11. Notice. Any notice pursuant to this Debenture shall be made by registered or certified mail:

            If to the Debenture Holder at the address shown on the register maintained by the Company pursuant to ss. 1.2 of this Debenture.

            If to the Company, at the address of the Company:

                          Royal Mortgage Corporation
                          1000 Ballpark Way, Suite 210
                          Arlington, Texas 76011


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            ss. 12 Headings. The headings of the sections and subsections of this Debenture are inserted for convenience only and do not constitute a part of this Debenture.

            IN WITNESS WHEREOF, Royal Mortgage Corporation has caused this Debenture to be signed in its corporate name by one of its officers thereunto duly authorized and this Debenture to be dated as of the day and year first above written.

                                        ROYAL MORTGAGE CORPORATION

                                        By: /s/ Michael J. Pilgrim
                                            --------------------------
                                            Michael J. Pilgrim
                                            President/CEO


                                        ROYAL MORTGAGE CORPORATION

                                        By: /s/ Mark J. Teinert
                                            --------------------------
                                            Mark J. Teinert
                                            Secretary/Treasurer

[SEAL]

State of Texas
County of Tarrant

      This instrument was acknowledged before me on April 14, 1997 by Michael J. Pilgrim and Mark J. Teinert, of Royal Mortgage Corporation, on behalf of said corporation.

-------------------------------------             /s/ Diane Posey
                 DIANE POSEY                      -------------------------
[SEAL]  Notary Public, State of Texas             Notary Public's Signature
           My Commission Expires
              JANUARY 27, 1999
-------------------------------------


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